SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C.  20549

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934






 Date of Report (Date of earliest event reported) March 7, 1996






                   PENNSYLVANIA POWER COMPANY
     (Exact name of Registrant as specified in its charter)



     Pennsylvania Power Company      1-3491         25-0718810
 (State or other jurisdiction of   (Commission    (I.R.S. Employer
 incorporation or organization)    File Number) Identification No.)

      1 E. Washington St., P. O. Box 891, New Castle, PA  16103
           (Address of principal executive offices)     (Zip Code)



   Registrant's telephone number, including area code: 412-652-5531



Item 5.  Other Events

     On March 7, 1996, Pennsylvania Power Company (Company), a wholly owned subsidiary of Ohio Edison Company, filed a petition and application with the Pennsylvania Public Utility Commission for authority to implement its Rate Stability and Economic Development Plan (Plan). The Plan provides, subject to the happening of certain significant events, for the freezing of the Company's rates until May 1, 2006, and the elimination of the Company's energy cost rate as a separate component of customer charges. Under the Plan energy costs will be rolled into the Company's base electric rates at their projected 1996-97 level. The Plan is also designed to enhance and accelerate economic development within the Company's service area and to provide the Company's customers with long-term competitive pricing for energy services.

     A major component of the Plan is the Company's commitment to reduce fixed costs during the ten-year period by implementing regulatory accounting modifications, such as accelerating depreciation of generating assets and increasing amortization of regulatory assets which are being recovered from customers. It is expected that over the ten-year period the Company's costs associated with depreciation and such amortization will be $330,000,000 higher than they would have been in the absence of the Plan. Additionally, the Plan provides for an increase in contributions to the Company's nuclear decommissioning trusts amounting to $28,000,000 over the ten-year period. The entire $358,000,000 would be recovered through current rates. The Company has established aggressive targets to reduce costs and increase revenue opportunities through its performance initiatives program. Achieving those targets enables the Company to implement these modifications and preserve the opportunity to maintain a reasonable return.













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                            SIGNATURE





      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                      PENNSYLVANIA POWER COMPANY



                                          /s/R. P. Wushinske
                                       --------------------------
                                             R. P. Wushinske
                                       Vice President and Treasurer











Dated:   March 8, 1996